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                                                        Exhibit A

                  NEES GLOBAL TRANSMISSION, INC.
                          Balance Sheet
                        September 30, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
ASSETS
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Current assets:
 Cash                                                            $   126
 Accounts receivable                                                 451
 Accounts receivable from associated companies                        11
 Prepayments                                                           0
                                                                 -------
    Total current assets                                             588
                                                                 -------
Investment in Separation Technologies, Inc.,
   at cost                                                         1,000
Investment in Monitoring Technologies, Inc.,
   at cost                                                           475
Investment in Underwater Divers Unlimited, Inc.,
   at cost                                                         1,000
Investment in Nexus, Inc., at cost                                 1,400
Investment in HydroServ Group, LLC                                    52
                                                                 -------
    Total other assets                                             3,927
                                                                 -------
Total assets                                                     $ 4,515
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
 Accounts payable to associated companies                        $   167
 Accounts payable                                                    102
 Taxes payable                                                       372
                                                                 -------
    Total liabilities                                                641

Parent company's investment:
 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                             12,749
 Accumulated deficit                                              (8,876)
                                                                 -------
    Total parent company's investment                              3,874
                                                                 -------
Total liabilities and parent company's
 investment                                                      $ 4,515
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